Exhibit 21
Subsidiaries of Argo Group International Holdings, Ltd.

Company Name	Country/State of Incorporation
The Argo Foundation	Bermuda
PXRE Capital Statutory Trust II	Connecticut
PXRE Captial Statutory Trust VI	Delaware
Argo International Holdings AG	Switzerland
Argonaut Services GmbH	Switzerland
Argo Re Ltd.	Bermuda
Argo Irish Holdings I Ltd.	Bermuda
Argo Irish Holdings II	Bermuda
Argo Re Escritório de Representação no Brasil Ltda.	Brazil
Affinibox Brasil Tecnologia Ltda.	Brazil
PXRE Reinsurance (Barbados), Ltd.	Barbados
ArgoGlobal Underwriting (Dubai) Limited	United Arab Emirates
Argo International Holdings Ltd	United Kingdom
Argo Underwriting Agency Ltd	United Kingdom
Argo Management Services Ltd	United Kingdom
Argo Managing Agency Ltd	United Kingdom
Argo Direct Ltd	United Kingdom
Argo (No 604), Ltd	United Kingdom
Argo (No 607), Ltd	United Kingdom
Argo (No 616), Ltd	United Kingdom
Argo (No 617), Ltd	United Kingdom
Argo (No 703), Ltd	United Kingdom
Argo (No 704), Ltd	United Kingdom
Argo (Alpha) Ltd	United Kingdom
Argo (Chi) Ltd	United Kingdom
Argo (Delta) Ltd	United Kingdom
Argo (Epsilon) Ltd	United Kingdom
Argo (Zeta) Ltd	United Kingdom
Affinibox Holdings, Ltd.	United Kingdom
ArgoGlobal Underwriting Asia Pacific Pte Ltd.	Singapore
ArgoGlobal Services (Hong Kong) Limited	Hong Kong
ArgoGlobal Holdings (Malta) Ltd.	Malta
ArgoGlobal SE	Malta
Argo Financial Holding (Ireland) UC	Ireland
Argo Solutions, S.A.	Belgium
Argo Financial Holding (Brazil) DAC	Ireland
Argo Seguros Brasil, S.A.	Brazil
Argo Group US, Inc.	Delaware
Argonaut Group Statutory Trust	Connecticut
Argonaut Group Statutory Trust III	Delaware
Argonaut Group Statutory Trust IV	Delaware
Argonaut Group Statutory Trust V	Delaware
Argonaut Group Statutory Trust VI	Connecticut
Argonaut Group Statutory Trust VII	Delaware
Argonaut Group Statutory Trust VIII	Delaware

Company Name	Country/State of Incorporation
Argonaut Group Statutory Trust IX	Delaware
Argonaut Group Statutory Trust X	Delaware
Argonaut Management Services, Inc.	Delaware
Affinibox, Inc.	Texas
Argo Group Fund to Secure the Future	Texas
Alteris, Inc.	Delaware
Trident Insurance Services, LLC	Texas
Alteris Insurance Services, Inc.	Massachusetts
Argonaut Claims Management, LLC	Texas
Argonaut Claims Services, Ltd.	Texas
Colony Insurance Company	Virginia
Colony Specialty Insurance Company	Ohio
Peleus Insurance Company	Virginia
Argonaut Insurance Company	Illinois
Argonaut-Midwest Insurance Company	Illinois
Argonaut-Southwest Insurance Company	Illinois
Argonaut Great Central Insurance Company	Illinois
Insight Insurance Services, Inc.	Illinois
Select Markets Insurance Company	Illinois
Argonaut Limited Risk Insurance Company	Illinois
Central Insurance Management, Inc.	Illinois
Grocers Insurance Agency, Inc.	Oregon
AGI Properties, Inc.	California
Rockwood Casualty Insurance Company	Pennsylvania
Somerset Casualty Insurance Company	Pennsylvania
ARIS Title Insurance Corporation	New York
ArgoGlobal Insurance Services, Inc.	Delaware
Ariel Re Property & Casualty	United Kingdom
Ariel Corporate Member Limited	United Kingdom
Ariel Re BDA Limited	Bermuda
Ariel Re UK Limited	United Kingdom
ArgoGlobal Assicurazioni S.p.A	Italy